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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 23, 1997



                              Rykoff-Sexton, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


               Delaware                   0-8105          52-2044236
     ---------------------------------  -----------   ------------------
     (State or other jurisdiction of    (Commission      (IRS Employer
            incorporation)              File Number)  Identification No.)


    9830 Patuxent Woods Drive, Columbia, Maryland                   21046
    -----------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


      Registrant's telephone number, including area code:  (410) 312-7100
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ITEM 5.   OTHER EVENTS.

          Effective December 23, 1997, Rykoff-Sexton, Inc., a Delaware corporation ("Rykoff-Sexton" or the "Predecessor Registrant"), merged (the "Merger") with and into Hudson Acquisition Corp. (the "Registrant"), a Delaware corporation and a wholly-owned subsidiary of JP Foodservice, Inc. ("JP Foodservice"), pursuant to an Agreement and Plan of Merger, dated as of June 30, 1997, as amended as of September 3, 1997 and November 5, 1997, among Rykoff-Sexton, the Registrant and JP Foodservice (the "Merger Agreement"). The Registrant was the surviving corporation in the Merger, was renamed Rykoff-Sexton, Inc. as of the effective time of the Merger (the "Effective Time") and will continue to be a wholly-owned subsidiary of JP Foodservice.

          At the Effective Time, each issued and outstanding share of Common Stock, par value $.10 per share, of Rykoff-Sexton (the "Rykoff-Sexton Common Shares") (other than Rykoff-Sexton Common Shares, if any, owned by the Registrant, JP Foodservice or Rykoff-Sexton, which were canceled) was converted into the right to receive 0.775 (the "Exchange Ratio") of a share of Common Stock, par value $.01 per share, of JP Foodservice (the "JP Foodservice Common Shares"). No fractional JP Foodservice Common Shares will be issued in connection with the Merger. In lieu of such fractional shares, a holder of Rykoff-Sexton Common Shares will receive an amount in cash equal to the fractional portion of a JP Foodservice Common Share such holder would have received based on the Exchange Ratio multiplied by the average closing price of a JP Foodservice Common Share over the ten trading days preceding the fifth trading day prior to consummation of the Merger. In connection with the Merger, holders of Rykoff-Sexton Common Shares immediately before the Merger are expected to receive JP Foodservice Common Shares representing approximately 50% of the JP Foodservice Common Shares outstanding giving effect to the Merger. Entities holding Rykoff-Sexton Common Shares immediately before the Merger who are affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated, an international investment banking and advisory firm, are expected to receive JP Foodservice Common Shares representing approximately 17% of the JP Foodservice Common Shares outstanding giving effect to the Merger.

          At the Effective Time, JP Foodservice assumed each option to purchase Rykoff-Sexton Common Shares outstanding under certain Rykoff-Sexton director and employee stock plans immediately before the Merger and all warrants to purchase Rykoff-Sexton Common Shares outstanding immediately before the Merger. In connection with the Merger, each assumed option and each assumed warrant was converted into an option or warrant, as the case may be, to purchase, on the same terms and conditions as were applicable to such options (subject to adjustment of the applicable exercise prices thereunder based on the Exchange

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Ratio) and warrants, an adjusted number of JP Foodservice Common Shares based on the Exchange Ratio.

          It is intended that the Merger will be accounted for by JP Foodservice as a pooling of interests in accordance with generally accepted accounting principles and that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

          The Joint Proxy Statement/Prospectus dated November 24, 1997 of the Predecessor Registrant and JP Foodservice, which forms a part of JP Foodservice's Registration Statement on Form S-4 (Registration No. 333-32711) declared effective by the Securities and Exchange Commission on November 24, 1997, sets forth certain information regarding the Merger, JP Foodservice, the Predecessor Registrant and the Registrant.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RYKOFF-SEXTON, INC.

                              By:   /s/ Lewis Hay, III
                                  -----------------------------
                                  Lewis Hay, III
                                  Senior Vice President

Date:  January 8, 1998

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